UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2024
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Immuneering Corporation
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40675	26-1976972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
245 Main St.
Second Floor
Cambridge, MA 02142
(Address of principal executive offices) (Zip Code)
(617) 500-8080
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	IMRX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Repricing of Designated Underwater Options

On May 21, 2024 (the “Effective Date”), based upon the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Immuneering Corporation (the “Company”), the Board approved an option repricing, in accordance with the Company’s 2021 Incentive Award Plan (the “2021 Plan”), which repricing was effected on the Effective Date. The repricing applied to options to purchase shares of the Company’s Class A common stock with an exercise price per share greater than $3.01 that were held by current employees and certain non-employee service providers under the 2021 Plan (the “Eligible Options”), including E.B. Brakewood, the Company’s Chief Business Officer.

Options held by Benjamin Zeskind, Ph.D., the Company’s President and Chief Executive Officer, Brett Hall, Ph.D., the Company's Chief Scientific Officer and the non-employee members of the Board were not eligible for the repricing.

As a result of the repricing, as of the Effective Date, the exercise price of all Eligible Options was reduced to $3.01 per share, which represents approximately two times the closing trading price of the Company’s Class A common stock on the Nasdaq Global Market on the Effective Date; however, the exercise price for repriced options will revert to the original exercise price for any exercise occurring prior to June 30, 2025 (the "Retention Period"), unless there is a change of control of the Company or the option holder’s employment has been terminated (i) by the Company without cause or (ii) by reason of death or disability. The repriced options otherwise remain subject to their existing terms and conditions as set forth in the 2021 Plan and applicable award agreements.

The Committee reviewed and discussed the repricing and after multiple meetings recommended approval to the Board. The Board then approved the repricing after careful consideration of various alternatives, and a review of other applicable factors with the input of the Committee’s independent compensation consultant. The Board designed the repricing, with the original exercise price applicable during the Retention Period, to provide added incentive to retain and motivate the holders of the Eligible Options to continue to work in the best interests of the Company and its stockholders without incurring the stock dilution resulting from significant additional equity grants or significant additional cash expenditures resulting from additional cash compensation. The exercise price that serves as the threshold for options that qualify as Eligible Options, which is $3.01 per share, was selected because it is approximately two times the closing trading price of the Company’s Class A common stock on the Nasdaq Global Market on the Effective Date and not below the lowest exercise price of options granted under the Company's prior Long Term Incentive Plan, which were not eligible for the repricing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNEERING CORPORATION

Date: May 23, 2024	By:	/s/ Michael D. Bookman
Name: Michael D. Bookman
Title: Chief Legal Officer and Secretary